Exhibit 23.2




                      Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1988 Stock Option and Stock Appreciation Rights Plan of LIVE Entertainment Inc. of our report dated March 15, 1995, with respect to the consolidated financial statements and schedule of LIVE Entertainment Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



Century City
Los Angeles, California
July 7, 1995



/s/ ERNST & YOUNG LLP